Exhibit 10.01

OGE ENERGY CORP.

FORM OF RESTRICTED STOCK AGREEMENT

UNDER 2008 STOCK INCENTIVE PLAN

OGE Energy Corp. (the “Company”) hereby awards to (name) (the “Participant”) (#) shares of Common Stock (the “Shares”) pursuant to the OGE Energy Corp. 2008 Stock Incentive Plan (the “Plan”), the definitions and provisions of which are incorporated herein by reference.

The specific terms and conditions of the award are set forth hereinafter.

1.	Restrictions on Transfer and Restriction Periods.

(a)          During the respective periods hereinafter described in Paragraph 1(b) (the “Restriction Periods”), the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant and shall be subject to a risk of forfeiture, except as hereinafter provided.

(b)          The restrictions described above shall commence on the date of this Agreement (the “Commencement Date”) and, except as provided in Paragraph 1(c) or Paragraph 2, shall lapse with respect to one-third (33.3%) of the Shares on (date), one-third (33.3%) of the Shares on (date) and with respect to the remaining Shares on (date).

(c)          Shares will vest and the restrictions described above will lapse upon the expiration of the applicable Restriction Period or, if earlier, upon a Change of Control as defined in the Plan.

2.           Termination of Service. If the Participant has a Termination of Employment (as defined on the Plan), all Shares which are then subject to the restrictions imposed by Paragraph 1 shall be forfeited and returned to the Company; provided, however, that if the Participant ceases employment by reason of Retirement (as defined in the Plan) or involuntary termination, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors may waive in whole or in part any or all remaining restrictions.

3.	Issuance of Certificate(s).

(a)          Contemporaneously with the execution of this Agreement, the Company is issuing to the Participant a Certificate evidencing the number of Shares subject to this award, and the Participant has executed a stock power in blank which, together with the Certificate, has been returned to the Company to be held in safekeeping pursuant to the Plan.

(b)          As soon as practicable after the expiration or lapsing of the respective Restriction Periods, the Company will issue to the Participant a Certificate (without legend), evidencing the number of Shares that the Participant is entitled to receive under this Agreement (less the number of Shares, if any, withheld pursuant to Section 7(b) below) and with respect to which the restrictions on transfer and risk of forfeiture have lapsed.

4.           Participant’s Rights. Except as otherwise provided herein, the Participant shall have all the rights of a shareholder of the Company, including, but not limited to, the right to vote all of the Shares and the right to receive any cash dividends paid on all of the Shares. Any dividends payable on Shares in Common Stock shall be subject to the same restrictions and Restriction Periods as the underlying Shares on which the dividends were paid and shall be deemed to be Shares for purposes of this Agreement.

5.           Forfeiture. Upon occurrence of an event which pursuant to the Plan or this Agreement results in forfeiture of the Shares then subject to a Restriction Period, the Company is authorized to cancel the Certificate evidencing such Shares and return same to the Company.

6.           Acceptance of Award. By execution of this Agreement, the Participant accepts the award, acknowledges receipt of a copy of the Plan (a copy of which is attached as Annex I), and represents that the Participant is familiar with the terms and provisions thereof and agrees to be bound thereby. Participant further agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee with respect to any questions arising under the Plan and this Agreement.

7.	Taxes and Other Matters.

(a)          By execution of this Agreement, the Participant agrees to pay all withholding and other taxes payable with respect to the Shares evidenced by this Agreement, at such times and in such manner as the Company may request and to comply with all Federal and State securities laws.

(b)          Participant may elect, subject to approval of the Company’s Board of Directors or the Compensation Committee, to satisfy Participant's minimum tax withholding requirements upon expiration or lapsing of a Restriction Period, in whole or in part, by having the Company withhold Shares having a fair market value equal to all or a portion of the amount so required to be withheld. The value of the Shares to be withheld is to be based upon the same price of the Shares that is utilized to determine the amount of withholding tax that the Participant owes. All elections under this Section 7(b) shall be (i) irrevocable, (ii) made in writing and signed by the Participant on the form prescribed by the Company and (iii) submitted to the Board of Directors prior to the November Board of Directors meeting that immediately precedes the date the Restriction Period expires or the Shares otherwise become taxable.

8.           Other Condition. The award of Shares evidenced by this Agreement shall be subject to delivery to the Company of an executed copy of this Agreement, together with a stock power (in the form attached hereto), executed in blank by Participant.

Dated this	day of ___________________.

OGE ENERGY CORP.

BY: ________________________________
Chairman of the Board, President and
Chief Executive Officer

ACCEPTED AND AGREED TO this	day of _____________________________.

__________________________________

Participant

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